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                                                                  EXHIBIT 21.1


               LIST OF SIGNIFICANT SUBSIDIARIES OF THE COMPANY

1.    Agri-Empresa, Inc. (TX)

2.    Boyd's Bit Service, Inc. (LA)

3.    Charles Holston, Inc. (LA)

4.    Coil Tubing Services, L.L.C. (LA)

5.    Dyna Drill Technologies, Inc. (TX)

6.    Grinding and Sizing Company, Inc. (TX)

7.    Integrity Industries, Inc. (TX)

8.    PathFinder Energy Services, Inc. (LA)

9.    PathFinder Energy Services Limited (UK)

10.   PathFinder Energy Services AS (Norway)

11.   Perf-O-Log, Inc. (TX)

12.   Thomas Energy Services, Inc. (LA)

13.   Well Safe, Inc. (TX)